Exhibit 107

Calculation of Filing Fee Tables

                  F-1/A
(Form Type)

Visionary Education Technology Holdings Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Common Shares, no par value per share(3)		Rule 457(o) under the Securities Act	4,250,000	$4.00	$17,000,000	0.00927%	$1,575.90
Fees Previously Paid	Common Shares, no par value per share(3)		Rule 457(o) under the Securities Act	5,750,000	$5.00	$28,750,000	0.00927%	$0.00(7)
	Common Shares, no par value per share(3)		Rule 457(o) under the Securities Act	5,750,000	$5.00	$28,750,000	0.00927%	$379.51(5)
	Common Shares, par value $0.000075 per share(3)(6)		Rule 457(o) under the Securities Act	[⁕]	[⁕]	$23,000,000	0.00927%	$2,132.10
	Common Shares underlying Underwriters’ warrants(4)		Rule 457(o) under the Securities Act	[⁕]	[⁕]	$1,656,000	0.00927%	$153.51
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$17,000,000		$1,575.90
	Total Fees Previously Paid							$2,665.12
	Total Fee Offsets
	Net Fee Due							$(1,089.22)

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933. Includes the offering price attributable to additional shares that Joseph Stone Capital LLC (the “Underwriters”) has the option to purchase up to 750,000 shares of Common Shares to cover over-allotments, if any.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.
(3)	In accordance with Rule 416, we are also registering an indeterminate number of additional Common Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	Fees previously paid upon filing of the F-1/Registration Statement on March 4, 2022 in connection with underwriters’ warrants that are no longer part of this offering.
(5)	The amount reflects the net fee due and paid upon filing of the F-1/A (Registration Statement) on March 24, 2022 after subtracting fee amounts previously paid upon filing of the F-1 (Registration Statement) on March 4, 2022. The total amount of the calculated registration fee before subtraction of all total fees previously paid and total fee offsets upon filing of the F-1 (Registration Statement) on March 24, 2022 was $2,665.12.
(6)	Fees previously paid upon filing of the F-1 (Registration Statement) on March 4, 2022. The common stock of our Company has no par value. However, it was erroneously and previously reported in the Exhibit 107 table in the F-1 (Registration Statement) filed on March 4, 2022, that the common stock had a “par value $0.000075 per share.” We report the amounts paid previously above to mirror what was reported in previous filings in order to maintain consistency even though doing so inaccurately reports that the common stock had par value.
(7)	The amount reflects the net fee due and paid upon filing of the F-1/A (Registration Statement) on April 8, 2022 after subtracting fee amounts previously paid upon filing of the F-1/A (Registration Statement) on March 24, 2022 and the F-1 (Registration Statement) on March 4, 2022. The total amount of the calculated registration fee before subtraction of all total fees previously paid and total fee offsets upon filing of the F-1/A (Registration Statement) on April 8, 2022 was $2,665.12.